================================================================================



                   INN OF THE MOUNTAIN GODS RESORT AND CASINO,
                                    as ISSUER



                            12% SENIOR NOTES DUE 2010



                           ---------------------------


                                    INDENTURE

                          Dated as of November 3, 2003
                           ---------------------------


                                  Casino Apache


                            Inn of the Mountain Gods


                           Casino Apache Travel Center


                                   Ski Apache,
                                  as Guarantors


                           ---------------------------


                  The Apache Tribe of the Mescalero Reservation

                           ---------------------------


                         U.S. Bank National Association,
                                   as Trustee

                           ---------------------------



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

                             CROSS-REFERENCE TABLE*

Trust Indenture
ACT SECTION                                                              INDENTURE SECTION
----------------                                                         -----------------
310  (a)(1).......................................................           7.10
     (a)(2).......................................................           7.10
     (a)(3).......................................................           N.A.
     (a)(4).......................................................           N.A.
     (a)(5).......................................................           7.10
     (b)..........................................................           7.10
     (c)..........................................................           N.A.
311  (a)..........................................................           7.11
     (b)..........................................................           7.11
     (c)..........................................................           N.A.
312  (a)..........................................................           2.05
     (b)..........................................................           12.03
     (c)..........................................................           12.03
313  (a)..........................................................           7.06
     (b)(2).......................................................           7.06
     (c)..........................................................           7.06; 12.02
     (d)..........................................................           7.06
314  (a)..........................................................           4.03; 12.05
     (c)(1).......................................................           13.04
     (c)(2).......................................................           13.04
     (c)(3).......................................................           N.A.
     (e)..........................................................           13.05
     (f)..........................................................           N.A.
315  (a)..........................................................           7.01
     (b)..........................................................           7.05; 12.02
     (c)..........................................................           7.01
     (d)..........................................................           7.01
     (e)..........................................................           6.11
316  (a)(last sentence)...........................................           2.09
     (a)(1)(A)....................................................           6.05
     (a)(1)(B)....................................................           6.04
     (a)(2).......................................................           N.A.
     (b)..........................................................           N.A.
     (c)..........................................................           2.12
317  (a)(1).......................................................           6.08
     (a)(2).......................................................           6.09
     (b)..........................................................           2.04
318  (a)..........................................................           12.01
     (b)..........................................................           N.A.
     (c)..........................................................           12.01

----------------------
N.A. means not applicable.
* This Cross-Reference Table is not part of this Indenture.


                                TABLE OF CONTENTS


                                                                                          PAGE

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.     Definitions................................................................1
Section 1.02.     Other Definitions.........................................................25
Section 1.03.     Incorporation by Reference of Trust Indenture Act.........................26
Section 1.04.     Rules of Construction.....................................................26

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.     Form and Dating...........................................................27
Section 2.02.     Execution and Authentication..............................................28
Section 2.03.     Registrar and Paying Agent................................................29
Section 2.04.     Paying Agent to Hold Money in Trust.......................................29
Section 2.05.     Holder Lists..............................................................30
Section 2.06.     Transfer and Exchange.....................................................30
Section 2.07.     Replacement Notes.........................................................43
Section 2.08.     Outstanding Notes.........................................................44
Section 2.09.     Treasury Notes............................................................44
Section 2.10.     Temporary Notes...........................................................44
Section 2.11.     Cancellation..............................................................44
Section 2.12.     Defaulted Interest........................................................45
Section 2.13.     CUSIP Numbers.............................................................45
Section 2.14.     Ranking...................................................................45
Section 2.15.     Issuance of Additional Notes..............................................45

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee........................................................46
Section 3.02.     Selection of Notes to Be Redeemed.........................................47
Section 3.03.     Notice of Redemption......................................................47
Section 3.04.     Effect of Notice of Redemption............................................48
Section 3.05.     Deposit of Redemption Price...............................................48
Section 3.06.     Notes Redeemed in Part....................................................49
Section 3.07.     Optional Redemption.......................................................49
Section 3.08.     Redemption Pursuant to Gaming Law.........................................49
Section 3.09.     Mandatory Redemption......................................................50


Section 3.10.     Offer to Purchase by Application of Excess Proceeds, Excess
                     Loss Proceeds or Excess Unrestricted Cash Offer........................50

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.     Payment of Notes..........................................................52
Section 4.02.     Maintenance of Office or Agency...........................................53
Section 4.03.     Reports...................................................................53
Section 4.04.     Compliance Certificate....................................................54
Section 4.05.     Taxes.....................................................................55
Section 4.06.     Stay, Extension and Usury Laws............................................55
Section 4.07.     Restricted Payments.......................................................55
Section 4.08.     Dividend and Other Payment Restrictions Affecting Restricted
                     Subsidiaries...........................................................59
Section 4.09.     Incurrence of Indebtedness and Issuance of Disqualified Stock.............60
Section 4.10.     Asset Sales...............................................................63
Section 4.11.     Events of Loss............................................................64
Section 4.12.     Excess Unrestricted Cash Offer............................................66
Section 4.13.     Transactions with Affiliates..............................................67
Section 4.14.     Liens.....................................................................68
Section 4.15.     Line of Business..........................................................68
Section 4.16.     Maintenance of Insurance..................................................68
Section 4.17.     Offer to Repurchase at the Option of Holders upon Change of
                     Control................................................................69
Section 4.18.     Limitation on Subordinated Indebtedness...................................70
Section 4.19.     Sale and Leaseback Transactions...........................................70
Section 4.20.     Limitation on Issuances and Sales of Equity Interests in
                     Restricted Subsidiaries................................................70
Section 4.21.     Payments for Consent......................................................71
Section 4.22.     Issuance of Additional Guarantees.........................................71
Section 4.23.     Ownership Interests in the Issuer and the Guarantors......................71
Section 4.24.     Deposit of Additional Funds into Pledged Accounts.........................72
Section 4.25.     Completion of Project.....................................................72
Section 4.26.     Designation of Restricted and Unrestricted Subsidiaries...................72
Section 4.27.     Gaming Licenses...........................................................73
Section 4.28.     Limitation on Cage and Operating Cash.....................................73

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01.     Merger, Consolidation or Sale of Assets...................................73
Section 5.02.     Successor Person Substituted..............................................75


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES
Section 6.01.     Events of Default.........................................................75
Section 6.02.     Acceleration..............................................................78
Section 6.03.     Other Remedies............................................................78
Section 6.04.     Waiver of Past Defaults...................................................79
Section 6.05.     Control by Majority.......................................................79
Section 6.06.     Limitation on Suits.......................................................79
Section 6.07.     Rights of Holders of Notes to Receive Payment.............................80
Section 6.08.     Collection Suit by Trustee................................................80
Section 6.09.     Trustee May File Proofs of Claim..........................................80
Section 6.10.     Priorities................................................................81
Section 6.11.     Undertaking for Costs.....................................................81

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.     Duties of Trustee.........................................................81
Section 7.02.     Rights of Trustee.........................................................83
Section 7.03.     Individual Rights of Trustee..............................................84
Section 7.04.     Trustee's Disclaimer......................................................84
Section 7.05.     Notice of Defaults........................................................84
Section 7.06.     Reports by Trustee to Holders of the Notes................................84
Section 7.07.     Compensation and Indemnity................................................85
Section 7.08.     Replacement of Trustee....................................................86
Section 7.09.     Successor Trustee by Merger, etc..........................................88
Section 7.10.     Eligibility; Disqualification.............................................88
Section 7.11.     Preferential Collection of Claims Against Issuer..........................88



                                    ARTICLE 8

                  SATISFACTION AND DISCHARGE; LEGAL DEFEASANCE
                             AND COVENANT DEFEASANCE

Section 8.01.     Satisfaction and Discharge................................................88
Section 8.02.     Option to Effect Legal Defeasance or Covenant Defeasance..................89
Section 8.03.     Legal Defeasance and Discharge............................................90
Section 8.04.     Covenant Defeasance.......................................................90
Section 8.05.     Conditions to Legal or Covenant Defeasance................................91
Section 8.06.     Deposited Money and Government Securities to Be Held in Trust;
                     Other Miscellaneous Provisions.........................................92
Section 8.07.     Repayment to Issuer.......................................................93
Section 8.08.     Reinstatement.............................................................93


                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.......................................94
Section 9.02.     With Consent of Holders of Notes..........................................94
Section 9.03.     Compliance with Trust Indenture Act.......................................96
Section 9.04.     Revocation and Effect of Consents.........................................96
Section 9.05.     Notation on or Exchange of Notes..........................................97
Section 9.06.     Trustee to Sign Amendments, etc...........................................97

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01.    Unconditional Guarantee...................................................97
Section 10.02.    Severability..............................................................98
Section 10.03.    Release of a Guarantor....................................................99
Section 10.04.    Limitation on Amount Guaranteed...........................................99
Section 10.05.    Waiver of Subrogation.....................................................99
Section 10.06.    Execution of Guarantee...................................................100
Section 10.07.    Waiver of Stay, Extension or Usury Laws..................................100
Section 10.08.    Ranking of the Guarantee.................................................100

                                   ARTICLE 11

                             COVENANTS OF THE TRIBE

Section 11.01.    Covenants of the Tribe...................................................101
Section 11.02.    Additional Covenants of the Tribe........................................103

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.............................................103
Section 12.02.    Notices..................................................................103
Section 12.03.    Communication by Holders of Notes with Other Holders of Notes............105
Section 12.04.    Certificate and Opinion as to Conditions Precedent.......................106
Section 12.05.    Statements Required in Certificate or Opinion............................106
Section 12.06.    Rules by Trustee and Agents..............................................106
Section 12.07.    Waiver of Sovereign Immunity; Jurisdiction and Consent to
                     Service of Process....................................................106
Section 12.08.    Arbitration..............................................................108
Section 12.09.    Agent for Service........................................................108



Section 12.10.    No Personal Liability of Directors, Officers, Employees and
                     Owners................................................................109
Section 12.11.    Governing Law............................................................109
Section 12.12.    No Adverse Interpretation of Other Agreements............................109
Section 12.13.    Successors...............................................................109
Section 12.14.    Severability.............................................................109
Section 12.15.    Counterpart Originals....................................................110
Section 12.16.    Table of Contents, Headings, etc.........................................110


                                    EXHIBITS

Exhibit A      FORM OF NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFER
Exhibit C      FORM OF CERTIFICATE OF EXCHANGE
Exhibit D      FORM OF NOTATION OF GUARANTEE ON NOTE



     INDENTURE dated as of November 3, 2003 by and among the Inn of the Mountain Gods Resort and Casino, the Apache Tribe of the Mescalero Reservation, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "TRUSTEE").

     The Issuer, the Tribe, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.  DEFINITIONS.

     "144A GLOBAL NOTE" means a global note substantially in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "ACCOUNTS SECURITY AGREEMENT" means the Accounts Security Agreement dated as of the date of this Indenture among the Issuer, the Guarantors and the Trustee as in effect on the date of this Indenture or as amended in accordance with Article 9.

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ADDITIONAL INTEREST" means additional interest on the Notes payable pursuant to the terms of the Registration Rights Agreement.

     "ADDITIONAL NOTES" means the Issuer's 12% Senior Notes due 2010 issued under this Indenture other than Initial Notes or Exchange Notes.

     "ADJUSTED NET ASSETS" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor on such date exceeds the total amount of liabilities on such date, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Subsidiary Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor on such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding Indebtedness in respect of the Subsidiary Guarantee, as they become absolute and matured.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "ASSET SALE" means: (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business; and
(2) the issuance by the Issuer or any of the Restricted Subsidiaries of any of their Equity Interests or the sale by the Issuer or any of the Subsidiaries of any Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall be deemed to not be Asset Sales: (A) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million; (B) a disposition of assets between or among the Issuer and/or the Restricted Subsidiaries; (C) an issuance or sale of Equity Interests to the Issuer or any of the Restricted Subsidiaries; (D) a Restricted Payment or Investment that is not prohibited by Section 4.07; (E) the disposition of inventory, receivables or other assets in the ordinary course of business; (F) dispositions of gaming equipment and hotel furniture, fixtures and equipment in the ordinary course of business pursuant to established programs for the maintenance and upgrading of such assets; (G) dispositions of property that has become worn out, obsolete or damaged or otherwise unsuitable for use; (H) the disposition of cash or Cash Equivalents in the ordinary course of business; (I) the creation of a Permitted Lien and any foreclosure thereon; (J) an Event of Loss; (K) any operating lease or sublease in the ordinary course of business; and (L) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended (or may, at the option of the lessor, be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BIA" means the Bureau of Indian Affairs.

     "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

     "BUSINESS DAY" means each day that is not a Legal Holiday.

     "CA TRAVEL CENTER" means the casino and travel center located adjacent to U.S. Highway 70 and developed and built as part of the Project, as more generally described in the Offering Memorandum.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means: (1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH COLLATERAL AND DISBURSEMENT AGREEMENT" means the Cash Collateral and Disbursement Agreement, dated as of the date of this Indenture, among the Issuer, the Guarantors, the Trustee, the Tribe, the Independent Construction Consultant and the Disbursement Agent, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "CASH EQUIVALENTS" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case with any domestic commercial bank (A) having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better or (B) located within 50 miles from the Resort Property, PROVIDED that the aggregate amount of all such certificates, time deposits, bankers' acceptances, overnight deposits and demand deposits at any one time outstanding under this clause (B) shall not exceed $7.5 million; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within 270 days after the date of acquisition; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) to (5) of this definition.

     "CASINO APACHE" means Casino Apache, an unincorporated enterprise of the Tribe.

     "CASINO APACHE TRAVEL CENTER" means Casino Apache Travel Center, an unincorporated enterprise of the Tribe.

     "CEDEL" means Cedel Bank, S.A.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (1) the Issuer or any Principal Guarantor ceases to be a wholly-owned direct or indirect enterprise, unit, instrumentality or subdivision of the government of the Tribe;
(2) the Issuer and the Principal Guarantors cease to have the exclusive legal right to conduct the Gaming operations of the Tribe (other than pursuant to a consulting or management agreement permitted under this Indenture); (3) the Issuer or any Principal Guarantor sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets to, or consolidates or merges with or into, any other Person, other than the Issuer, a Principal Guarantor or any other wholly-owned direct or indirect enterprise, unit, instrumentality or subdivision of the government of the Tribe that becomes a Principal Guarantor; or (4) the adoption of a plan relating to the liquidation or dissolution of the Issuer or a Principal Guarantor unless such plan provides for the assets of the Issuer or such Principal Guarantor to be transferred to the Issuer or a Wholly Owned Restricted Subsidiary that is a Guarantor.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" shall have the meaning assigned to such term in the Accounts Security Agreement and shall include all other "collateral" referred to in the Collateral Documents.

               "COLLATERAL DOCUMENTS" means, collectively, the Accounts Security Agreement, the Cash Collateral and Disbursement Agreement, each Deposit Account Control Agreement executed pursuant to the Cash Collateral and Disbursement Agreement, all UCC filings related to the security interests granted by any of the foregoing documents and all other pledge agreements, collateral assignments, security agreements and other documents or instruments evidencing, creating or providing for a Lien as security for any of the Obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees or any of the foregoing documents, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMPACT" means the Tribal-State Compact for Regulation of Class III Gaming on the Tribe's Reservation in Mescalero, New Mexico, dated August 29, 1997, entered into between the Tribe and the State of New Mexico pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 ET SEQ. as the same may, from time to time, be amended, or such other Compact as may be substituted therefor.

     "COMPACT DISPUTE" means the dispute, as described in the Offering Memorandum, between the Tribe and the State of New Mexico relating to, among other things, payments required to be made pursuant to the terms of the Compact and the revenue sharing agreement entered into in connection therewith. "COMPACT DISPUTE RESOLUTION" means a full and unconditional compromise, settlement, adjudication, arbitrators' decision or other resolution of the Compact Dispute.

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS:

     (1) any provision for taxes based on the income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; PLUS

     (2) any provision for amounts in excess of 8% of "net win" from gaming machines and $100,000 per year accrued for revenue sharing and regulatory fee payments, respectively, under the Compact and the revenue sharing agreement entered into in connection therewith, to the extent that such provision for accrued revenue sharing and regulatory fee payments was included in computing such Consolidated Net Income; PLUS

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

     (4) depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash charges associated with equity option plans and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

     (5) to the extent not included in computing such Consolidated Net Income, any revenues received or accrued by such Person or any of its Restricted Subsidiaries from any Person (other than such Person or any of its Restricted Subsidiaries) in respect of any Investment for such period, MINUS

     (6) without duplication, non-cash items increasing such Consolidated Net Income for such period other than (i) the accrual of revenue and (ii) reversal of an accrual after the date of this Indenture that reduced Consolidated Cash Flow, in each case in the ordinary course of business, all determined on a consolidated basis and in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED LEVERAGE RATIO" means, with respect to any specified Person for any period, the ratio of (a) the sum of (x) the aggregate amount of Indebtedness (other than Indebtedness constituting Hedging Obligations that relate to other Indebtedness included in the calculation of Consolidated Leverage Ratio, PROVIDED that such Hedging Obligations were incurred in compliance with Section 4.09(b)(3)) of such Person and its Restricted Subsidiaries PLUS (y) the repurchase price or liquidation preference of any Disqualified Stock of such Person and any preferred stock of any Restricted Subsidiary of such Person, in each case on a consolidated basis outstanding as of the date of such calculation (the "CALCULATION DATE") to (b) the Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such calculation.

     In addition, for purposes of calculating the Consolidated Leverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (3) any Compact Dispute Resolution or any change in the rate of expense accrual for revenue sharing amounts and regulatory fees payable under the Compact and the revenue sharing agreement entered into in connection therewith, shall be given pro forma effect as if such event had occurred on the first day of the four-quarter reference period (and without taking into account payments or accruals for periods prior to such reference period).

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the cumulative effect of a change in accounting principles shall be excluded;

     (5) the non-cash effect on Net Income for that period of any change in the fair market value of Hedging Obligations of such Person or any of its Restricted Subsidiaries will be excluded; and

     (6) the non-cash effect on Net Income related to the accrual of revenue sharing and regulatory fee payments under the Compact and the revenue sharing agreement entered into in connection therewith in an amount in excess of 8% of "net win" from gaming machines and $100,000 per year, respectively, will be excluded.

     "CONSTRUCTION DISBURSEMENT ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "CONSTRUCTION RESERVE ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer pursuant to the terms hereof.

     "CREDIT FACILITIES" means, with respect to the Issuer or any Guarantor, one or more debt facilities, commercial paper facilities or other types of financings with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; PROVIDED that the foregoing shall not be permitted to include any Debt Securities.

     "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "DEBT SECURITIES" means any debt securities issued in a public offering or in a private placement to institutional accredited investors (as defined in Rule 501 of the Securities Act) or pursuant to Rule 144A or Regulation S under the Securities Act.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "DEPOSIT ACCOUNT" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "DEPOSIT ACCOUNT CONTROL AGREEMENT" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "DESIGN BUILD CONTRACT" means the second amended design build construction contract, dated September 6, 2003, between the Issuer and Centex/WorthGroup, LLC relating to the construction of IMG Resort & Casino.

     "DISBURSED FUNDS ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "DISBURSEMENT AGENT" means U.S. Bank National Association or the then acting Disbursement Agent under the Cash Collateral and Disbursement Agreement.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer or a Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer or a Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

     "DISTRIBUTION COMPLIANCE PERIOD" has the same meaning as defined in Regulation S.

     "EMPLOYEE COST ALLOCATION AGREEMENT" means the employee cost allocation agreement, dated November 3, 2003, by and among the Tribe, the Issuer and the Guarantors pursuant to which the Issuer and the Guarantors have agreed to reimburse the Tribe for certain pension and benefit-related expenses incurred by the Tribe in connection with the Issuer's and the Guarantors' employees.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "EVENT OF LOSS" means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such asset, or confiscation of such asset or the requisition of the use of such asset, or (3) settlement in lieu of clause (2) above.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" means the Issuer's 12% Senior Notes due 2010 issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

     "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

     "EXISTING INDEBTEDNESS" means up to $3.0 million in aggregate original principal amount of Indebtedness of the Issuer and the Guarantors in existence on the date of this Indenture, until such amounts are repaid.

     "FIDUCIARY ACCOUNTS" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "FULLY FUNDED" means, as of any date, the aggregate amount of cash and Cash Equivalents in the Construction Disbursement Account is equal to or greater than the aggregate of all amounts then remaining unpaid under the Project Budget as of such date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board ("FASB") and regulations, bulletins and interpretations of the Commission or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "GAMING" means any and all activities defined as Class II or Class III gaming under IGRA or any other gaming activity authorized under the Compact.

     "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Issuer, a Guarantor or the Tribe, including, without limitation, all such licenses granted under the Tribal Gaming Ordinance, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "GAMING REGULATORY AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the NIGC and the BIA, or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer, a Guarantor or the Tribe.

     "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof, collectively, the 144A Global Notes together with the Regulation S Global Notes.

     "GOVERNMENT SECURITIES" means securities that are (1) direct obligations of the United States of America, the timely payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "GOVERNMENT SERVICE PAYMENTS" means payments, other than Permitted Tax Payments and payments made pursuant to the Shared Services Agreement and the Employee Cost Allocation Agreement, to the Tribe by the Issuer or any of the Restricted Subsidiaries in an aggregate amount not to exceed $8.0 million per year to fund the operations of the Tribal government and Tribal services provided to the Issuer or any of the Restricted Subsidiaries and to be used by the Tribe to make distributions to Tribal members.

     "GUARANTEE" means the joint and several guarantee by the Guarantors of the Issuer's obligations under the Notes and this Indenture, in substantially the form of such Guarantee attached to this Indenture, in each case unless and until such Guarantor is released from its obligations under its Guarantee pursuant to the terms of this Indenture.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTOR" means each of Casino Apache, Casino Apache Travel Center, Inn of the Mountain Gods, Ski Apache, and any other entity that becomes a guarantor of the Notes pursuant to the terms of Section 4.22.

     "HARD COSTS" means the costs and expenses outstanding under the Design Build Contract.

     "HEDGING OBLIGATIONS" means, with respect to any Person,

     (1) the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) the obligations of such Person under other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means any holder of the Notes.

     "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. 2701 ET SEQ., as the same may, from time to time, be amended.

     "IMG RESORT & CASINO" means the multi-amenity resort hotel, conference center, spa, restaurant and retail facility which will house Casino Apache, to be located on the site of the former Inn of the Mountain Gods hotel complex, as more generally described in the Offering Memorandum.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) banker's acceptances; (4) Capital Lease Obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; (6) any Hedging Obligations; and (7) to the extent not otherwise included, the guarantee by any Person of indebtedness of any other Person (in an amount equal to the lesser of the amount of such guarantee and such Indebtedness); if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, in an amount equal to the lesser of the amount of such Indebtedness and the market value of the assets subject to such Lien (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person (in an amount equal to the lesser of the amount of such guarantee and such Indebtedness).

     The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "INDEPENDENT CONSTRUCTION CONSULTANT" means Professional Associates Construction Services, Inc. and its successors or replacements as provided in the Cash Collateral and Disbursement Agreement.

     "INITIAL NOTES" means the $200,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "INN OF THE MOUNTAIN GODS" means the Inn of the Mountain Gods, an unincorporated enterprise of the Tribe.

     "INTEREST RESERVE ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer designates a Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to the provisions of this Indenture, then the Issuer will be deemed to have made an Investment as provided in Section 4.26.

     The acquisition of a Person that holds an Investment or Investments in any third Person(s) in an aggregate amount in excess of 10% of the total assets of such Person will be deemed to be an Investment in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person in an amount determined as provided in the final paragraph of
Section 4.07.

     "ISSUER" means the Inn of the Mountain Gods Resort and Casino and any successor and assignee thereto.

     "KEY PROJECT ASSETS" means (1) any real property or interest in real property comprising the Resort Property held in trust for the Tribe by the United States, (2) any improvements (including, without limitation, the Resort Property) to the real property comprising the Resort Property (but excluding any obsolete personal property or real property improvements determined by the Issuer to be no longer useful to the operations of the Resort Property), and (3) any material business records relating to the operation of the Resort Property.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MANAGEMENT BOARD" means the Management Board of the Issuer or any authorized committee of the Management Board of the Issuer, as applicable.

     "MINIMUM FACILITIES" means a hotel and casino resort facility which has in operation a gaming space featuring at least 900 slot machines and 30 table games, a hotel with at least 180 rooms, at least three restaurants, including a fine dining/casual restaurant, a buffet and a coffee snack bar, and a parking area for at least 1,900 vehicles.

     "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any asset sale not in the ordinary course of business (including, without limitation, dispositions pursuant to sale leaseback transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss; PROVIDED that, for purposes of the covenant described under "Certain Covenants--Restricted Payments," (A) any expense accrual for revenue sharing amounts and regulatory fees payable under the Compact and the revenue sharing agreement entered into in connection therewith related to periods prior to the Project Completion Date, and any gains as a result of any reversals of such expense accruals, shall be excluded from Net Income and (B) any expense accrual for revenue sharing amounts and regulatory fees payable under the Compact and the revenue sharing agreement entered into in connection therewith related to periods after the Project Completion Date, and any gains as a result of any reversals of such expense accruals, shall be included in Net Income.

     "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Issuer or a Restricted Subsidiary in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation award or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were subject of such Event of Loss.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or in respect of retained liabilities established in accordance with GAAP.

     "NIGC" means the National Indian Gaming Commission.

     "NON-RECOURSE DEBT" means Indebtedness: (1) as to which neither the Issuer nor any of its Restricted Subsidiaries, except to the extent of any Investment permitted under Section 4.07, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or
(b) is directly or indirectly liable (as a guarantor or otherwise); (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which Indebtedness the lenders thereunder will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

     "NON-U.S. PERSON" means a Person who is not a U.S. Person.

     "NOTES" means, collectively, the Initial Notes, the Exchange Notes and any Additional Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, in each case as issued pursuant to this Indenture.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFERING MEMORANDUM" means the offering memorandum, dated October 21, 2003, prepared in connection with the issuance of the Initial Notes.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the

Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and, in the case of the Issuer, shall include members of the Management Board.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of Section 12.05 hereof.

     "OPERATING ACCOUNTS" means each of the operating accounts (other than Payroll Accounts and Fiduciary Accounts) to be maintained by the Issuer and the Guarantors and pledged to the Trustee pursuant to the terms of the Accounts Security Agreement and into which the Issuer and the Guarantors shall deposit all cash flows generated by their businesses (other than Cage and Operating
Cash).

     "OPINION OF COUNSEL" means an opinion (which may be subject to customary exceptions) from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer, the Tribe, any Subsidiary of the Issuer or the Trustee.

     "OWNERSHIP INTEREST" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any members of the Management Board or the board of directors or other executive office of such Person.

     "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "PAYROLL ACCOUNTS" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "PERMITTED ASSET SWAP" means the exchange by the Issuer or any of its Restricted Subsidiaries of any assets for other assets from a Person; PROVIDED that the assets received in such exchange are believed by the Issuer in good faith to be of substantially equivalent value and substantially all of which are either (i) long term assets that are used or useful in the Resort Business, (ii) cash or (iii) any combination of the foregoing clauses (i) and (ii).

     "PERMITTED INVESTMENTS" means:

     (1)  any Investment in the Issuer or in any of its Restricted Subsidiaries;

     (2)  any Investment in cash or Cash Equivalents;

     (3) any Investment by the Issuer or any of the Restricted Subsidiaries in a Person, if as a result of such investment such Person (a) becomes a Restricted Subsidiary of the Issuer, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any of its Restricted Subsidiaries;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

     (5) after the Project Completion Date, Investments in Persons engaged in the Resort Business having an aggregate fair market value (as determined in good faith by the Management Board and measured as of the date of such Investment, without giving effect to any subsequent increases or decreases in value) not to exceed $5.0 million at any one time outstanding;

     (6) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms;

     (7) Investments related to Hedging Obligations, so long as such Hedging Obligations are not used for speculative purposes;

     (8) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utilities and workers' compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

     (9) Investments received in settlement of debts owing to the Issuer, any Guarantor or any Restricted Subsidiary or in satisfaction of judgments or in connection with, or as a result of, a bankruptcy or other reorganization; and

     (10) advances to officers, directors and employees of the Issuer, any Guarantor or any Restricted Subsidiary for travel, entertainment or relocation expenses and payroll advances, in each case in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding.

     "PERMITTED LIENS" means:

     (1) Liens in favor of the Trustee created pursuant to this Indenture and the Collateral Documents;

     (2) Liens in favor of the Issuer or any of its Restricted Subsidiaries, PROVIDED that such Liens shall be subordinate to the Liens of the Collateral Documents;

     (3) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (including, without limitation, pledges or deposits made in connection with obligatory workers' compensation laws, unemployment insurance or similar laws) incurred in the ordinary course of business;

     (4) Liens securing Indebtedness of the Issuer and the Guarantors incurred after the date of this Indenture in an aggregate amount at any one time outstanding not to exceed $15.0 million;

     (5)  Liens existing on the date of this Indenture;

     (6) Liens arising as a result of survey exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

     (7) Liens arising by operation of law or contract in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (8) Liens incurred as a result of any interest or title of a lessor or lessee under any operating lease of property;

     (9) Liens on property existing at the time of acquisition thereof by the Issuer or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

     (10) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any Restricted Subsidiary or such Person is designated to be a Restricted Subsidiary; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition, merger, consolidation or designation and do not extend to any assets other than those of the Person acquiring such property or merged into or consolidated with the Issuer or such Restricted Subsidiary, or so designated;

     (11) Liens for taxes, assessments or governmental charges, claims or rights that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;

     (13) Liens securing Hedging Obligations;

     (14) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, PROVIDED that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

     (15) set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Issuer or any Restricted Subsidiary on deposit with or in the possession of such institutions;

     (16) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.07; and

     (17) extensions, renewals or refunding of any Liens referred to in clauses
          (1) through (16) above, PROVIDED that the renewal, extension or refunding is limited to all or part of the assets or property securing the original Lien;

PROVIDED, HOWEVER, that no such Liens (other than pursuant to clauses (1) and (11) above) shall be permitted to exist, directly or indirectly, on any Pledged Account or the cash and Cash Equivalents deposited therein.

     In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund ("REFINANCE") other Indebtedness of the Issuer or any of its Restricted Subsidiaries (each, "OLD INDEBTEDNESS"); PROVIDED that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the applicable Old Indebtedness (plus the amount of prepayment premiums and reasonable expenses incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the applicable Old Indebtedness;

     (3) if the applicable Old Indebtedness is subordinated in right of payment to the Notes or any Guarantee, the Permitted Refinancing Indebtedness has a final maturity date either (i) later than the final maturity date of the applicable Old Indebtedness or (ii) at least one year after the maturity date of the Notes, and is subordinated in right of payment to the Notes or the Guarantee, as the case may be, on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the applicable Old Indebtedness; and

     (4) such Indebtedness is incurred by the Issuer or any Restricted Subsidiary which is the obligor on the applicable Old Indebtedness.

     "PERMITTED TAX PAYMENTS" means all taxes and other payment obligations, including, but not limited to, Tribal gross receipts taxes, gas taxes and school assessments.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "PLANS" means the Final Plans (as defined in the Cash Collateral and Disbursement Agreement).

     "PLEDGED ACCOUNTS" means the Interest Reserve Account, the Construction Disbursement Account, the Construction Reserve Account, the Disbursed Funds Account, the Retainage Account and the Operating Accounts.

     "PRINCIPAL GUARANTOR" means any Guarantor that owns, runs, operates or otherwise controls any Key Project Assets or Gaming Licenses.

     "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "PROJECT" means the project to design, develop, construct, equip and operate the CA Travel Center and the IMG Resort & Casino as more fully described in the Offering Memorandum.

     "PROJECT BUDGET" means the line item construction and contingency budget for the Project, a copy of which is attached to the Cash Collateral and Disbursement Agreement as ANNEX 1.

     "PROJECT COMPLETION DATE" means the first date after the Disbursement Agent receives an Officers' Certificate from the Issuer and the Independent Construction Consultant confirming that (1) IMG Resort & Casino has received a certificate of occupancy and the Minimum Facilities have been operating uninterrupted for at least 30 days prior to the date of such certification, (2) all amounts required to be paid to the contractors in connection with the Project have been paid or provided for and (3) there are no Liens, other than Permitted Liens, filed against the Resort Property, the Issuer, Inn of the Mountain Gods, Casino Apache or IMG Resort & Casino.

     "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed for the purpose of financing all or part of the purchase price or cost of construction or improvement of furniture, fixtures, equipment or other assets used or useful in the business of such Person.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFYING SUBORDINATED INDEBTEDNESS" means Subordinated Indebtedness of the Issuer or a Guarantor as to which (1) the payment of principal, interest and premium, if any, on such Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantees, as applicable, (2) the maturity date of such Indebtedness occurs after 91 days following the stated maturity date of the Notes, and (3) the holder thereof is not entitled to receive any payments on such Indebtedness (other than payments in kind) until all of the Issuer's and the Guarantor's Obligations under this Indenture, the Notes and the Guarantees shall have been paid in full.

     "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 3, 2003, by and among the Issuer, the Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REGULATION S GLOBAL NOTE" means a global Note in substantially the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

     "RESORT BUSINESS" means the Gaming, lodging, skiing, golf, hunting, recreational, retail, food and beverage and other resort businesses or activities that are reasonably related to or a reasonable expansion, extension or development of the business operated or to be operated by the Issuer and the Guarantors during the term of the Notes or ancillary thereto, including but not limited to any other hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the Gaming and resort businesses operated by the Issuer or the Guarantors.

     "RESORT PROPERTY" means the multi-amenity gaming and entertainment resort (including, but not limited to, Casino Apache, the CA Travel Center and the Ski Apache ski area) operated by the Issuer and the Guarantors and located in and around Mescalero, New Mexico and the hotel, convention center, spa, restaurants, retail facilities and other improvements proposed to be constructed, and all other property and facilities associated therewith, as described in the Offering Memorandum but excluding (i) any obsolete personal property or real property improvement determined by the Issuer to be no longer useful or necessary to the operations or support of the Resort Business and (ii) any equipment leased from a third party in the ordinary course of business.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED DEFINITIVE NOTE" means a Definitive Note (including Additional Notes) bearing the Private Placement Legend.

     "RESTRICTED GLOBAL NOTE" means a Global Note (including Additional Notes) bearing the Private Placement Legend.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RETAINAGE ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "RULE 903" means Rule 903 promulgated under the Securities Act.

     "RULE 904" means Rule 904 promulgated under the Securities Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARED SERVICES AGREEMENT" means the shared services agreement, dated November 3, 2003, by and among the Tribe, the Issuer and the Guarantors pursuant to which the Issuer and the Guarantors have agreed to reimburse the Tribe for the cost of certain services provided by the Tribe to the Issuer and the Guarantors in connection with the operation of their businesses.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

     "SKI APACHE" means Ski Apache, an unincorporated enterprise of the Tribe.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid including as a result of any mandatory sinking fund payment or mandatory redemption in the documentation governing such Indebtedness in effect on the date hereof or, if such Indebtedness is incurred after the date of this Indenture, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBORDINATED INDEBTEDNESS" means any Indebtedness which by its terms is expressly subordinate in right of payment in any respect to the payment of any obligation on the Notes or the Guarantee of any Guarantor.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of the shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TRIBAL COUNCIL" means the Tribe's elected council which exercises all the legislative and executive powers of the Tribe.

     "TRIBAL GAMING ORDINANCE" means all ordinances and any amendments thereto, and all related or implementing ordinances, including, without limitation, Mescalero Tribal Ordinance 03-08, enacted on August 29, 2003, which are enacted by the Tribe or authorize and regulate gaming on the Mescalero Apache Reservation pursuant to IGRA.

     "TRIBAL TAX CODE" means any sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other tax (other than income tax) that may be imposed by the State of New Mexico that the Tribe may impose on the Issuer or its Restricted Subsidiaries or their respective patrons or operations; PROVIDED, HOWEVER, that the rate and scope of such taxes shall not be more onerous than those imposed by the State of New Mexico.

     "TRIBE" means the Apache Tribe of the Mescalero Reservation, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. ss. 83.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes (including Additional Notes) that do not bear and are not required to bear the Private Placement Legend.

     "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note (including Additional Notes) substantially in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated in writing by the Issuer as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or any of its Restricted Subsidiaries than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (3) except to the extent permitted under Section 4.07, is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

     Any such designation by the Management Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Management Board's resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer shall be in default of such covenant).

     The Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Board or board of directors, as the case may be, of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  OTHER DEFINITIONS.

                                     Term                              Defined in Section
          -----------------------------------------------------        ------------------
          "AAA".................................................              12.08
          "AFFILIATE TRANSACTION"...............................              4.12
          "ASSET SALE OFFER"....................................              3.10
          "AUTHENTICATION ORDER"................................              2.02
          "CT"..................................................              12.09
          "COVENANT DEFEASANCE".................................              8.03
          "DTC".................................................              2.03
          "EVENT OF DEFAULT"....................................              6.01
          "EVENT OF LOSS OFFER" ................................              3.10
          "EXCESS LOSS PROCEEDS"................................              4.11
          "EXCESS PROCEEDS".....................................              4.10



                                     Term                              Defined in Section
          -----------------------------------------------------        ------------------
          "INCUR"...............................................              4.09
          "LEGAL DEFEASANCE"....................................              8.02
          "OFFER AMOUNT"........................................              3.10
          "OFFER PERIOD"........................................              3.10
          "PAYING AGENT"........................................              2.03
          "PAYMENT DEFAULT".....................................              6.01
          "PURCHASE DATE".......................................              3.10
          "REGISTRAR"...........................................              2.03
          "RELEASED GUARANTOR"..................................              5.01
          "RESTRICTED PAYMENTS".................................              4.07
          "SURVIVING ENTITY"....................................              5.01
          "SWEEP TERMINATION DATE"..............................              4.23
          "TRANSACTION DOCUMENTS"...............................              12.07
          "TRIBAL PARTY"........................................              12.07


Section 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" OR "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the Notes and any Guarantees means the Issuer and any successor obligor upon the Notes and any Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.  RULES OF CONSTRUCTION.

               Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) "or" is not exclusive;

               (d) words in the singular include the plural, and in the plural include the singular;

               (e) provisions apply to successive events and transactions; and

               (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.  FORM AND DATING.

     (A) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (B) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (C) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) a written order of the Company in the form of an Officers' Certificate. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (D) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  EXECUTION AND AUTHENTICATION.

     Two Officers of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue in one or more series, which order shall specify whether such notes are Initial Notes, Exchange Notes or Additional Notes. Initial Notes may be issued up to an aggregate principal amount not to exceed $200,000,000 (other than as provided in Section 2.07 hereof). Additional Notes may be issued in an unlimited principal amount.

     The Notes shall be issued only in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.  REGISTRAR AND PAYING AGENT.

     The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

     The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Restricted Subsidiary or an Affiliate thereof) shall have no further liability for the money. If the Issuer or a Restricted Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA ss. 312(a).

Section 2.06.  TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.


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

     (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

     (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
          (B)(1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this
          Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

     (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof; and

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof;

     (IV) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker or dealer (as defined in the Exchange
               Act), (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D)  the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (C) TRANSFEROR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

     (I) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item
               (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

          (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

          (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes according to instructions from the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

     (ii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

        "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker or dealer (as defined in the Exchange Act), (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D)  the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item
                    (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes according to instructions from the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
               INTERESTS.

     (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (2)(b) thereof;

     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

     (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item
(3)(c) thereof,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

     (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker or dealer (as defined in the Exchange Act), (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D) the Registrar receives the following:

          (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof; or

          (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

     (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (3) thereof.

     (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker or dealer (as defined in the Exchange Act), (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

          (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D)  the Registrar receives the following:

               (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not a broker or dealer (as defined in the Exchange Act), (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (i) PRIVATE PLACEMENT LEGEND.

          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
               (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
               ACT) (AN "IAI");

               (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES,
               (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES

               ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS, IF THE ISSUERS SO REQUEST, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

               (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
               (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
               Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

               "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

     (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10,
4.17 and 9.05 hereof).

     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

     (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date under such Note.

     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note in accordance with this Indenture. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.  TEMPORARY NOTES.

     Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  CANCELLATION.

     The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  DEFAULTED INTEREST.

     If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  CUSIP NUMBERS.

     The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.  RANKING.

     The Notes rank senior in right of payment to all future obligations of the Issuer that are expressly subordinated in right of payment to the Notes and PARI PASSU in right of payment with all existing and future senior obligations of the Issuer that are not expressly subordinated.

Section 2.15.  ISSUANCE OF ADDITIONAL NOTES.

     The Issuer shall be entitled to issue Additional Notes in an unlimited amount under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto (and, if such

Additional Notes shall be issued pursuant to a registration statement under the Securities Act, other than with respect to transfer restrictions or if such Additional Notes shall be required to be registered under the Securities Act pursuant to the terms of a registration rights or similar agreement, such Additional Notes shall be exchangeable for and the Company shall issue and the Trustee shall authenticate Notes substantially in the form of EXHIBIT A hereto, but without the Private Placement legend, to be delivered in exchange for such Additional Notes); PROVIDED that any issuance is not prohibited by Section 4.09. For purposes of this Indenture if any Additional Notes have the benefit of a registration rights or similar agreement and such agreement requires that Additional Interest be paid on such Additional Notes as liquidated damages if the terms of such agreement are not met, such Additional Interest shall be added to the interest rate shown on the face of such Additional Notes and shall be included in the term "interest" wherever used in this Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes shall be treated as a single class for all purposes under this Indenture.

     With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Management Board and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

     (i) (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

     (ii) (2) the issue price and the issue date of such Additional Notes, the amount of interest payable on the first payment date applicable thereto and the CUSIP for such Additional Notes; and

     (iii) (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes as set forth in EXHIBIT A hereto, or shall be registered securities issued as Unrestricted Notes substantially in the form of EXHIBIT A hereto but without the Private Placement Legend.


                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT


Section 3.01.  NOTICES TO TRUSTEE.

     If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) if applicable, any redemption requirements of the principal national securities exchange on which the Notes are listed.

Section 3.02.  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption in compliance with any requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions of them called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  DEPOSIT OF REDEMPTION PRICE.

     At least one Business Day prior to the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  OPTIONAL REDEMPTION.

     Except as set forth in Section 3.08, the Issuer shall not have the option to redeem the Notes prior to November 15, 2007. On or after such date, the Issuer shall have the option to redeem all or a part of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

        YEAR                                                     PERCENTAGE
        ----                                                     ----------
        2007.................................................     106.000%
        2008.................................................     103.000%
        2009 and thereafter..................................     100.000%

     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  REDEMPTION PURSUANT TO GAMING LAW.

     (a) Notwithstanding any other provisions of this Article 3, if any Gaming Regulatory Authority requires a Holder or beneficial owner of Notes to be licensed or otherwise qualified under applicable Gaming laws for the Issuer or a Guarantor to maintain, directly or indirectly, any of its Gaming Licenses or franchises and such Holder or beneficial owner does not obtain such license or qualification within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) at its own cost and expense, then the Issuer will have the right, at its option, to either (i) require such Holder or beneficial owner to dispose of its Notes within the time period specified by the applicable Gaming Regulatory Authority or 30 days, whichever is shorter; or (ii) redeem such Holder's or beneficial owner's Notes at a redemption price equal to the least of
(1) 100% of the principal amount of the Notes held by such Holder or beneficial owner, (2) the price paid for the Notes by such Holder or beneficial owner, minus the amount of accrued and unpaid interest and Additional Interest, if any, at the time of purchase by such Holder or beneficial owner and (3) the current market price of the Notes, in each case, other than clause (3), together with all accrued and unpaid interest and Additional Interest, if any, to the redemption date or the date a finding of unsuitability is made by the applicable Gaming Regulatory Authority, if earlier.

     (b) Immediately upon a determination that a Holder or beneficial owner of Notes will not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, such Holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Issuer or any of the Guarantors for services rendered or otherwise, except the redemption price of the Notes.

     (c) In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Regulatory Authority, the Issuer shall comply with Sections 3.01 through 3.06 hereof.

     (d) Any Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability will be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. Neither the Issuer nor any Guarantor is required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any license, qualification or finding of suitability for costs incurred in connection with such application.

Section 3.09.  MANDATORY REDEMPTION.

     The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.10. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS, EXCESS LOSS PROCEEDS OR EXCESS UNRESTRICTED CASH OFFER.

     In the event that, pursuant to Section 4.10, 4.11 or 4.12 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (in the case of Section 4.10, an "ASSET SALE OFFER," in the case of Section 4.11, an "EVENT OF LOSS OFFER" and in the case of Section 4.12, an "EXCESS UNRESTRICTED CASH OFFER"), it shall follow the procedures specified below.

     The Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.11 or 4.12 hereof, as applicable (the "OFFER Amount"), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable.

     Upon the commencement of an Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable. The Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, shall state:

     (a) that the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, is being made pursuant to this Section 3.10 and Section 4.10, 4.11 or 4.12 hereof, as applicable, and the length of time the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, shall remain open;

     (b)  the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on A PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer, as applicable, on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS


Section 4.01.  PAYMENT OF NOTES.

     (a) The Issuer will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due.

     (b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     (a) The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03.  REPORTS.

     (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes and the Trustee within 15 days after the end of the time periods specified in the Commission's rules and regulations for filings of current, quarterly and annual reports:

     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's independent public accountants; and

     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

     The Issuer will distribute such information and such reports to the holders of the Notes electronically as specified in this Indenture.

     (b) In the event that the Issuer consummates an Exchange Offer, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (c) For so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (d) The Issuer shall file with the Trustee and provide to holders of Notes, within 15 days after it files them with the NIGC, copies of all reports which the Issuer or a Guarantor is required to file with the NIGC pursuant to 25 C.F.R. Part 514.

Section 4.04.  COMPLIANCE CERTIFICATE.

     (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or rules and regulations of the Commission, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.  TAXES.

     The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  STAY, EXTENSION AND USURY LAWS.

     The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  RESTRICTED PAYMENTS.

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to: (1) declare or pay any dividend or make any other payment or distribution on or with respect to any of their respective Equity Interests or to direct or indirect holders of such Equity Interests in their capacity as such (other than (a) to the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary and (b) dividends, payments or distributions consisting of Equity Interests (other than Disqualified Stock));
(2) purchase, redeem, defease or otherwise acquire or retire for value any of their respective Equity Interests (other than from the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary); (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness of the Issuer or a Guarantor, except (a) payments of interest or principal at the Stated Maturity thereof, (b) payments to the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary and (c) payments, purchases, redemptions, defeasances, or other acquisitions or retirements for value not more than one year before the Stated Maturity thereof; (4) make any payment or distribution to the Tribe (or any other agency, instrumentality or political subunit thereof) or make any general distribution to the members of the Tribe; or (5) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (5) above are collectively referred to as "RESTRICTED PAYMENTS," it being agreed, for avoidance of doubt, that Permitted Tax Payments and payments made pursuant to the terms of the Shared Services Agreement and the Employee Cost Allocation Agreement shall not constitute Restricted Payments), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (B) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); and

     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (7), (8), (9) and
          (10) of Section 4.07(b)), is less than the sum, without duplication, of:

          (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Project Completion Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

          (ii) 100% of the aggregate net cash proceeds or fair market value (as determined in good faith by the Management Board and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) of assets or property (other than cash) received by the Issuer or any Restricted Subsidiary after the date of this Indenture from capital contributions from the Tribe that bear no mandatory obligation to repay the Tribe, PLUS

          (iii) 100% of the aggregate net cash proceeds received by the Issuer or any Guarantor after the date of this Indenture as a result of the incurrence by the Issuer or any Guarantor of Qualifying Subordinated Indebtedness, PLUS

          (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold, liquidated, repaid or otherwise disposed of for cash or Cash Equivalents (or in the case of a Restricted Investment that is a guarantee, if such guarantee is released, the initial amount of such Restricted Investment), the lesser of (a) the cash or Cash Equivalents return of capital or fair market value amount of consideration received, as the case may be, with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment, PLUS

          (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (a) the fair market value of the Issuer's and/or any Restricted Subsidiary's Investment in such Subsidiary as of the date of such redesignation and (b) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     (b)  The preceding provisions will not prohibit:

     (1) the payment, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (2) the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;

     (3) the redemption or purchase of Subordinated Indebtedness of the Issuer or a Guarantor in the event that the holder of such Subordinated Indebtedness has failed to qualify or be found suitable or otherwise be eligible by any Gaming Regulatory Authority to remain a holder of such Subordinated Indebtedness;

     (4) the payment, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor with the net cash proceeds from a substantially concurrent capital contribution from the Tribe or issuance of Qualifying Subordinated Indebtedness (PROVIDED that such proceeds are not counted for purposes of clause 4.07(a)(C)(ii) or (C)(iii) above);

     (5) any payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness of the Issuer or any Guarantor if (A) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued as a result of a Change of Control, Asset Sale, Event of Loss or Excess Unrestricted Cash Offer, and (B) the Issuer has purchased all Notes, if any, properly tendered pursuant to any Change of Control Offer, Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer that resulted from such event;

     (6) dividends, distributions and other payments made to the Tribe or its members or otherwise on account of the Issuer's Equity Interests paid within 60 days after the date of declaration thereof if at such date of declaration such dividend, distribution or other payment would have complied with this Section
4.07 (for the
avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments only at the time such dividend is paid);

     (7) payments to the Tribe to fund a payment to the State of New Mexico or the appropriate Gaming Regulatory Authority to fund a Compact Dispute Resolution;

     (8) so long as no Default or Event of Default shall have occurred and be continuing, after the Project Completion Date, a disbursement to the Tribe of the sum of (a) if at the time of determination (i) a Compact Dispute Resolution has occurred, an amount equal to the aggregate value of the cash and Cash Equivalents remaining in the Construction Reserve Account as of the date of distribution thereof or (ii) a Compact Dispute Resolution has not occurred, an amount equal to (A) the aggregate value of the cash and Cash Equivalents remaining in the Construction Reserve Account as of the date of distribution thereof LESS (B) the full amount then accrued but unpaid to the State of New Mexico pursuant to the Compact and the revenue sharing agreement entered into in connection therewith attributable to periods prior to the date of this Indenture PLUS (b) an amount equal to the balance, if any, remaining in the Construction Disbursement Account at such time; PROVIDED that, after giving effect to such distribution, the Issuer and the Guarantors shall have cash on hand in an amount at least equal to such full amount then accrued to the State of New Mexico pursuant to the Compact and the revenue sharing agreement entered into in connection therewith;

     (9) Government Service Payments;

     (10) after the Sweep Termination Date and the date of a Compact Dispute Resolution, an amount (if positive) equal to the amount funded in the Construction Reserve Account at the date of this Indenture MINUS 10% of Original Hard Costs MINUS the amount, if any, disbursed or required or anticipated in writing to be disbursed from the Construction Reserve Account to fund the full payment of all amounts required to be paid pursuant to a Compact Dispute Resolution; and

     (11) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an amount not to exceed $5.0 million at any one time outstanding.

     (c) The Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be permitted under Section 4.26.

     (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities having a fair market value in excess of $2.0 million that are required to be valued by this Section 4.07 shall be determined by the Management Board, whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making of any Restricted Payment, the Issuer


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


shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

Section 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiaries, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

          (2) make loans or advances to the Issuer or any Restricted Subsidiary; or

          (3) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

     (b) The provisions of Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

          (1)  this Indenture, the Notes or any Guarantee;

          (2)  applicable law;

          (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or a Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (4) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business;

          (5) Purchase Money Obligations (including, without limitation, Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.08(a)(3);

          (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (7) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (8) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.14 that limit the right of an obligor of such Indebtedness to dispose of the assets subject to such Liens;

          (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (11) any restriction or encumbrance contained in contracts for the sale of assets permitted by this Indenture; PROVIDED that such restrictions or encumbrances relate only to the assets being sold pursuant to such contracts;

          (12) encumbrances and restrictions contained in agreements governing Indebtedness, Capital Stock and other agreements or instruments as in effect on the date of this Indenture; and

          (13) encumbrances and restrictions contained in any agreement, instrument or Capital Stock that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement, instrument or Capital Stock described in paragraphs (1) through (12) of this Section 4.08(b), from time to time, in whole or in part, PROVIDED that the encumbrances or restrictions set forth therein are not materially more restrictive, taken as a whole, than those contained in the predecessor agreement, instrument or Capital Stock (regardless or whether the predecessor agreement, instrument or Capital Stock remains outstanding in whole or in part).

Section 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock (other than in the case of a Restricted Subsidiary issued to the Issuer or a Guarantor); PROVIDED, HOWEVER, that


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


the Issuer or a Guarantor may incur Indebtedness (including Acquired Indebtedness) and issue Disqualified Stock if the Consolidated Leverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been greater than zero but not greater than (i) 6.25x, if the date of such Incurrence is on or prior to the Project Completion Date, (ii) 5.50x, if the date of such Incurrence is after the Project Completion Date but on or prior to the eighteen-month anniversary thereof or (iii) 4.75x thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

     (b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness:

     (1) the incurrence by the Issuer of Indebtedness represented by the Initial Notes issued on the date of this Indenture and the Exchange Notes with respect thereto;

     (2) the incurrence by the Issuer or a Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance Existing Indebtedness or Indebtedness that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (1) of this Section 4.09(b) or this clause (2);

     (3) the incurrence by the Issuer or a Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (4) the guarantee by the Issuer or a Guarantor of any Indebtedness of the Issuer or a Guarantor that was permitted to be incurred by another provision of this Section 4.09;

     (5) the incurrence by the Issuer, a Guarantor or a Restricted Subsidiary of Indebtedness owed to the Issuer or a Guarantor, PROVIDED that, if incurred by the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, and the Guarantees, in the case of the Guarantors; PROVIDED, FURTHER, that if at any time any such Restricted Subsidiary ceases to be a Restricted Subsidiary, any such Indebtedness shall be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09;

     (6) the incurrence from time to time and at any time by any Guarantor of Indebtedness represented by a Guarantee;

     (7) the incurrence by Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (7);


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


     (8) the incurrence by the Issuer or a Guarantor of Indebtedness pursuant to Credit Facilities or represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this clause (8), not to exceed $15.0 million;

     (9) the incurrence by the Issuer or a Guarantor of Qualifying Subordinated Indebtedness in an aggregate amount at any one time outstanding not to exceed $20.0 million;

     (10) the incurrence by the Issuer or a Restricted Subsidiary of Indebtedness in connection with reimbursement-type obligations regarding workers' compensation claims, escrow agreements, and surety and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

     (11) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition;

     (12) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or (B) deposited to defease the Notes pursuant to the provisions of Article 8;

     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED such Indebtedness is repaid within 5 Business Days; and

     (14) the incurrence by the Issuer or a Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million;


PROVIDED that, in the case of the incurrence of Indebtedness pursuant to clauses
(7) and (9) above, no Default or Event of Default shall have occurred and be continuing at the time of any such incurrence or shall be caused thereby.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (14) above or is entitled to be incurred pursuant to Section 4.09(a), the

Issuer may, in its sole discretion, classify and reclassify such item of Indebtedness on the date of its incurrence and from time to time in any manner that complies with this Section 4.09.

     Solely for purposes of determining compliance with this Section 4.09, (i) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (ii) the payment of interest in the form of additional Indebtedness of the same instrument or the payment of dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (iii) losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133), in each case will be deemed not to be incurrences of Indebtedness.

Section 4.10.  ASSET SALES.

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (1) the Issuer or a Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Management Board and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash: (A) any liabilities that would appear on the Issuer's or such Restricted Subsidiary's balance sheet prepared in accordance with GAAP (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed or satisfied in connection with such Asset Sale pursuant to an agreement that fully and irrevocably releases the Issuer or such Restricted Subsidiary from all further liability; and (B) any securities, notes or other obligations received by the Issuer or a Restricted Subsidiary in connection with such Asset Sale that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 30 days of the receipt thereof; PROVIDED, HOWEVER, that the Issuer and the Guarantors will not be permitted to make any Asset Sale of Key Project Assets.

     (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or a Restricted Subsidiary may apply such Net Proceeds, at its option, to: (1) acquire assets to be utilized in, or a majority of the Voting Stock of an entity engaged in, the Resort Business; (2) make capital expenditures or acquire other long-term assets that are used or useful in the Resort Business or enter into an irrevocable agreement (including a capital lease) to use such Net Proceeds for such an expenditure or acquisition, PROVIDED, that such expenditure or acquisition is consummated within 540 days after the receipt of such Net Proceeds; or (3) permanently repay Indebtedness of the Issuer or a Restricted Subsidiary that is secured by the assets subject to the Asset Sale or of a Restricted Subsidiary that is not a Guarantor.

     Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce any revolving credit borrowings it may owe or


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otherwise invest such Net Proceeds from Asset Sales in any manner that is not prohibited by this Indenture.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer will make an Asset Sale Offer to all holders of Notes and, to the extent required thereby, to all holders of other Indebtedness that ranks PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase and will be payable in cash, in accordance with the procedures set forth in this Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness (to the extent that such other Indebtedness permits such selection) to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable laws or regulations conflict with the Asset Sales provisions of this Indenture, the Issuer will comply with the applicable laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11.  EVENTS OF LOSS

     (a) Within 180 days after any Event of Loss with respect to all or any portion of the Resort Property with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Issuer or a Restricted Subsidiary, as applicable, may apply or enter into an irrevocable agreement to apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to such Resort Property, with no concurrent obligation to make any purchase of any Notes; PROVIDED that:

     (1) the Issuer delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable contractor that the Resort Property can be rebuilt, repaired, replaced or constructed, and in a condition that is substantially equal to the Minimum Facilities within 360 days of the Event of Loss;


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     (2)  the Issuer delivers to the Trustee an Officers' Certificate certifying that the Issuer has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above; and

     (3)  the aggregate amount of Net Loss Proceeds is less than $50.0 million.

     (b) Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this covenant will be deemed "EXCESS LOSS PROCEEDS." Within ten days following the date that the aggregate amount of Excess Loss Proceeds equals or exceeds $50.0 million, the Issuer will make an Event of Loss Offer to all Holders of Notes, and, to the extent required thereby, to all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, if any, to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness, if any, that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the Indenture and such other Indebtedness. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuer may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI passu Indebtedness, if any, tendered into such Excess Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes and such other PARI PASSU Indebtedness, if any, to be purchased on a pro rata basis. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

     (c) Any Event of Loss Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable laws. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this covenant, compliance with such laws and regulations shall not in and of itself cause a breach of the Issuer's obligations under this Section 4.11.

     (d) Pending the final application of any such Net Loss Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce any revolving credit borrowings it may owe or otherwise invest such Net Loss Proceeds in any manner not prohibited by the Indenture.

     In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any assets that have a fair market value (or replacement cost, if greater) in excess of $2.0 million, the Issuer or applicable Guarantor will be required to receive consideration (1) at least equal to the fair market value (evidenced by a resolution of the Management Board set forth in an Officers' Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any Event of Loss of any portion of the IMG Resort & Casino, at least 75% of which is in the form of cash or Cash Equivalents.


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Section 4.12.  EXCESS UNRESTRICTED CASH OFFER

     (a) If, on the last day of the fiscal quarter in which the Project Completion Date occurs, the aggregate amount of (a) the Issuer's and the Guarantors' cash and Cash Equivalents LESS (b) the sum of (w) an amount equal to the amount the Issuer and the Guarantors have reserved for revenue sharing payments and regulatory fees accrued under the Compact and the revenue sharing agreement entered into in connection therewith, (x) Cage and Operating Cash in the amount of $5.0 million, (y) any amounts remaining in the Pledged Accounts (other than Operating Accounts) and (z) all amounts held in Payroll Accounts and Fiduciary Accounts (such amount being the "UNRESTRICTED CASH") exceeds $25.0 million, the Issuer will make an Excess Unrestricted Cash Offer to all holders of the Notes to purchase $15.0 million aggregate principal amount of Notes at a purchase price equal to 102% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

     (b) Within 20 business days following the date the Issuer determines it is required to make an Excess Unrestricted Cash Offer, the Issuer will mail a notice to each holder (and, unless the Trustee makes the mailing on behalf of the Issuer, to the Trustee) offering to repurchase Notes on the date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. If the Issuer wishes the Trustee to do the mailing, it will give the Trustee adequate prior notice so that the Trustee may do so. The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of the Excess Unrestricted Cash Offer.

     (c) On the date specified in the Excess Unrestricted Cash Offer notice, the Issuer, to the extent lawful, will:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Unrestricted Cash Offer;

          (2) deposit with the Paying Agent an amount equal to the Excess Unrestricted Cash Offer payment required in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

     (d) The Paying Agent will promptly mail to each holder of Notes so tendered the Excess Unrestricted Cash Offer payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will notify the Trustee and will instruct the Trustee to notify the holders of the results of


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the Excess Unrestricted Cash Offer on or as soon as practicable after the Excess
Unrestricted Cash Offer payment date.

     (e) If the aggregate principal amount of Notes tendered into such Excess Unrestricted Cash Offer exceeds $15.0 million, the Trustee will select the Notes to be purchased on a pro rata basis.

     (f) If any Unrestricted Cash remains after consummation of the Excess Unrestricted Cash Offer, the Issuer may use such Unrestricted Cash for any purpose not otherwise prohibited by the Indenture.

Section 4.13.  TRANSACTIONS WITH AFFILIATES.

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:
(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and (2) the Issuer delivers to the Trustee: (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Board; and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) The following items shall be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:
(1) any employment agreement or arrangement entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; (2) transactions, to the extent not otherwise prohibited under this Indenture, between or among the Issuer and/or one or more Restricted Subsidiaries; (3) reasonable fees and compensation paid to, and indemnities and similar arrangements provided on behalf of, the Management Board and other officers, directors or employees of the Issuer or any of the Restricted Subsidiaries; (4) transactions with Persons in whom the Issuer or a Restricted Subsidiary owns any Equity Interests, so long as the remaining equity holders of such Person are not Affiliates of the Issuer (other than the Issuer or any of the Restricted Subsidiaries); (5) Restricted Payments or Investments that are not prohibited by the provisions of Section 4.07; (6) written contractual arrangements existing on the date of this Indenture and disclosed in the Offering Memorandum (including arrangements among the Issuer or a Guarantor and the Tribe


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with respect to the provision of shared and Tribal services and reasonable renewals and extensions thereof) and any renewals, extensions and modifications thereof that are not materially adverse to holders of Notes taken as a whole; and (7) reasonable bid preferences to members of the Tribe and their business in accordance with the Tribal policy.

Section 4.14.  LIENS.

     Each of the Issuer and the Guarantors will not, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom unless payments due under this Indenture are secured on an equal and ratable basis with (or, in the case of Subordinated Indebtedness, senior thereto, with the same relative priority that the Notes or a Guarantee shall have with respect to such Subordinated Indebtedness) the obligation so secured until such time as such obligations are no longer secured by a Lien.

Section 4.15.  LINE OF BUSINESS.

     The Issuer and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, engage in any business other than the Resort Business.

Section 4.16.  MAINTENANCE OF INSURANCE.

     (a) The Issuer shall, and shall cause its respective Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, set insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.

     (b) Customary insurance coverage shall be deemed to include the following:

          (1) workers' compensation insurance to the extent required to comply with the Compact and all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

          (2) comprehensive general liability insurance with minimum limits of $1.0 million;

          (3) umbrella or bumbershoot liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $10.0 million;

          (4) business interruption insurance; PROVIDED that such business interruption insurance will have a minimum limit of at least $50.0 million;


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

          (5) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than $100,000 (other than earthquake insurance, for which the deductible may be up to 10% of such replacement value)); and

          (6) all insurance required to be maintained (A) pursuant to the terms of the Compact and (B) by any Gaming Regulatory Authority.

All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Issuer or a Restricted Subsidiary, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

Section 4.17. OFFER TO REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF
CONTROL.

     (a) If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of that holder's Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase.

     (b) Within 20 business days following any Change of Control, the Issuer will mail a notice to each holder (and, unless the Trustee makes the mailing on behalf of the Issuer, to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by this Indenture and described in such notice. If the Issuer wishes the Trustee to do the mailing, it will give the Trustee adequate prior notice so that the Trustee may do so. The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     (c) On the Change of Control Payment Date, the Issuer, to the extent lawful, will: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause


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

to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

     (d) The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will notify the Trustee and will instruct the Trustee to notify the holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.18.  LIMITATION ON SUBORDINATED INDEBTEDNESS.

     None of the Issuer or the Guarantors will incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or a Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or its Guarantee, as applicable, on substantially identical terms or to a greater extent; PROVIDED, HOWEVER, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

Section 4.19.  SALE AND LEASEBACK TRANSACTIONS.

     Each of the Issuer and the Guarantors will not enter into any sale and leaseback transaction; PROVIDED that the Issuer or a Guarantor may enter into a sale and leaseback transaction with respect to assets other than Key Project Assets if: (1) the Issuer or a Guarantor, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.14; and (2) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with Section 4.10.

Section 4.20. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES.

     The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any such Restricted Subsidiary to any Person (other than the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary), unless
(a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and (b) the cash Net Proceeds from such


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transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 and will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any of their Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary.

Section 4.21.  PAYMENTS FOR CONSENT

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, a Guarantee or any of the Collateral Documents, unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.22.  ISSUANCE OF ADDITIONAL GUARANTEES

     (a) If the Issuer directly or indirectly acquires or creates any Restricted Subsidiary after the date of this Indenture which has or incurs any Indebtedness owing to any Person other than the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary, then that Restricted Subsidiary must become a Guarantor and execute a supplemental indenture reasonably satisfactory to the Trustee and shall become party to all applicable Collateral Documents and deliver an Opinion of Counsel relating to the enforceability and authorization of that Guarantee and the Collateral Documents, if any, in accordance with the terms of this Indenture, pursuant to which that Restricted Subsidiary will become a Guarantor of the Issuer's payment obligations under the Notes and this Indenture to the Trustee.

     (b) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, or if a Guarantor is designated as an Unrestricted Subsidiary, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock or a redesignation of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with or the redesignation is accomplished in accordance with the applicable provisions of this Indenture.

Section 4.23.  OWNERSHIP INTERESTS IN THE ISSUER AND THE GUARANTORS.

     Each of the Tribe, the Issuer and the Guarantors shall not permit any Person (a) other than the Tribe to acquire any Ownership Interest whatsoever in the Issuer and (b) other than the Issuer or a Guarantor to acquire any Ownership Interest whatsoever in any Guarantor.



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

Section 4.24.  DEPOSIT OF ADDITIONAL FUNDS INTO PLEDGED ACCOUNTS.

     The Issuer shall cause all funds contributed to it pursuant to Section 11.01(c) to be immediately deposited into the Construction Reserve Account. In addition, until such date that the Construction Disbursement Account is Fully Funded (the "SWEEP TERMINATION DATE"), if, at the end of each calendar month, the aggregate amount of (a) cash and Cash Equivalents in the Operating Accounts and the Payroll Accounts LESS (b) the sum of (x) an amount equal to the amount the Issuer and the Guarantors have reserved for revenue sharing payments and regulatory fees accrued since the date of this Indenture under the Compact and the revenue sharing agreement entered into in connection therewith, (y) an amount equal to the aggregate amount of accrued and unpaid Government Service Payments, PROVIDED that such amount shall not exceed $666,666 per month multiplied by the number of months since the date of this Indenture less any Government Service Payments that have been paid during such period and (z) an amount equal to the aggregate of all taxes collected by the Issuer and the Guarantors but not yet paid to the Tribe, in each case as of the end of the preceding month exceeds $9.0 million, the Issuer shall, within 10 calendar days, cause the amount of such excess to be deposited into the Construction Disbursement Account; PROVIDED, HOWEVER, that the Issuer shall not be required to deposit any portion of such funds into the Construction Disbursement Account to the extent the deposit of such amount would cause the aggregate value of cash and Cash Equivalents in the Construction Disbursement Account to exceed the amount required to cause such account to be Fully Funded.

Section 4.25.  COMPLETION OF PROJECT.

     Each of the Issuer, the Guarantors and the Tribe will use its commercially reasonable best efforts to cause construction of the Project, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in good and workmanlike manner materially in accordance with the plans relating to the Project as more fully described in the Offering Memorandum and substantially in accordance with the Plans and within the Project Budget.

Section 4.26.  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

     The Issuer's Management Board may designate any Restricted Subsidiary (other than a Principal Guarantor) to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default; PROVIDED that in no event shall (i) any entity engaged in a Resort Business be transferred to or held by an Unrestricted Subsidiary or (ii) any Key Project Assets or Gaming Licenses be transferred to an Unrestricted Subsidiary. In the event of such designation, all outstanding Investments owned by the Issuer and the Guarantors and their respective Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce, at the Issuer's election, the amount available for Restricted Payments under Section 4.07(a) or the amount available under clause (5) of the definition of "Permitted Investments." All such outstanding Investments will be deemed to constitute Restricted Payments or Permitted Investments, as applicable, in an amount equal to the fair market value of such Investments at the time of such designation. Such


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


designation will only be permitted if (i) such Restricted Payment would be permitted pursuant to Section 4.07 or (ii) such Permitted Investment would be permitted pursuant to the definition of "Permitted Investments," as applicable, at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Issuer's Management Board may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not otherwise cause a Default or an Event of Default.

Section 4.27.  GAMING LICENSES.

     Each of the Issuer and the Guarantors will use its commercially reasonable best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of its business, PROVIDED that, if in the course of the exercise of its governmental or regulatory functions the Tribe is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of the Issuer's or a Guarantor's business as a result of any noncompliance with the law, such Issuer or Guarantor will use its commercially reasonable best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that such Issuer or Guarantor will be open and fully operating.

Section 4.28.  LIMITATION ON CAGE AND OPERATING CASH.

     The Issuer will not, and will not permit any Guarantor to, permit the amount of Cage and Operating Cash held by it at any time to exceed the greater of (a) an amount which is reasonably expected to be required in the ordinary course of conduct of the Issuer's or such Guarantor's Resort Businesses and (b) in the case of a Person engaged in a Gaming business, the amount required by applicable Gaming laws or the rules and regulations of any Gaming Regulatory Authority.

                                   ARTICLE 5

                                   SUCCESSORS


Section 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

     (a) The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer's assets (determined on a consolidated basis for the Issuer and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1) either (A) the Issuer shall be the surviving or continuing Person or (B) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is


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               merged or the Person which acquires by sale, assignment,
               transfer, lease, conveyance or other disposition the properties and assets of the Issuer and the Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be an enterprise or instrumentality of a Federally recognized Indian tribe or a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents on the part of the Issuer to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Surviving Entity shall be able to incur at least $1.00 of additional Indebtedness pursuant to
               Section 4.09;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
               (a)(1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

          (4) the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

     (b) For purposes of Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

     (c) Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer is not the continuing Person, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.


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     (d) No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.22 (a "RELEASED GUARANTOR")) will, and the Issuer will not cause or permit any Guarantor (other than a Released Guarantor) to, consolidate with or merge with or into any Person other than the Issuer or any other Guarantor unless: (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is an enterprise or instrumentality of a Federally recognized Indian tribe or a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor under this Indenture, such Guarantor's Guarantee, the Registration Rights Agreement and the Collateral Documents, to the extent such Guarantor was a party thereto;
(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Issuer could satisfy the provisions of Section 5.01(a)(2); and
(5) the Issuer shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Section 5.02.  SUCCESSOR PERSON SUBSTITUTED.

     Upon any consolidation or merger of the Issuer or a Guarantor, or any sale, assignment, lease conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the Surviving Entity or the Person surviving or formed in connection with a consolidation or merger with a Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or a Guarantor, as applicable, under this Indenture with the same effect as if such Person had been named as the Issuer or a Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes or the Guarantees, as applicable.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01.  EVENTS OF DEFAULT.

     Each of the following is an "EVENT OF DEFAULT":

     (a) the Issuer defaults for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;


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     (b) the Issuer defaults in payment when due of the principal of or premium, if any, on such Notes;

     (c) (i) the Issuer fails to comply with Section 4.10, 4.11, 4.12 or 4.17 or
(ii) the Issuer or any Guarantor fails to comply with Section 5.01;

     (d) failure by the Issuer or any of the Restricted Subsidiaries to comply for (i) 30 days after notice with Sections 4.07 and 4.09 or (ii) 60 days after notice with any of the other agreements in this Indenture or the Notes (other than a default set forth in Section 6.01(a), (b), (c) or (d)(i) hereof);

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if that default:

          (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

          (2) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (f) failure by the Issuer or any of the Restricted Subsidiaries to pay final judgments in amounts not covered by insurance or not adequately reserved for in accordance with GAAP aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed (by reason of pending appeal or otherwise) for a period of 60 days;

     (g) the Issuer or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

          (1)  commences a voluntary case,

          (2) consents to the entry of an order for relief against it in an involuntary case,



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          (3)  consents to the appointment of a custodian of it or for all or substantially all of its property,

          (4)  makes a general assignment for the benefit of its creditors; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (1) is for relief against the Issuer or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (2) appoints a custodian of the Issuer or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (3) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

     (i) any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Issuer or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

     (j) revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of Gaming operations for a period of more than 90 consecutive days at the Resort Property;

     (k) any representation or warranty made by the Issuer or a Guarantor in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by the Issuer or a Guarantor at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

     (l) any breach of any agreement in the Collateral Documents and the expiration of any applicable grace period set forth therein or the repudiation by the Issuer or any Guarantor of any of its obligations under the Collateral Documents or the


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


unenforceability of the Collateral Documents against the Issuer or any Guarantor for any reason;

     (m) cessation of any material gaming operations for a period of more than 90 consecutive days at the Resort Property (other than as a result of a casualty loss) or at any time the Compact ceases to be in full force and effect;

     (n) failure by the Tribe to comply with the provisions of Article 11 for 60 days after notice to comply; and

     (o) failure by the Tribe to be a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C. 476 ET SEQ.

Section 6.02.  ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 hereof with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary of the Issuer or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Issuer, any of its Restricted Subsidiaries that are Significant Subsidiaries of the Issuer or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


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


Section 6.04.  WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.


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     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


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Section 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     FIRST: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

     THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE


Section 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


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

     (b) Except during the continuance of an Event of Default:

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  this paragraph does not limit the effect of paragraph (b) of this
               Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Delivery of reports, information and documents to the Trustee under
Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from


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information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall have no duty to inquire as to the performance of the covenants in Article 4 or Article 11 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) or (b) or Section 4.01 hereof or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to


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


make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney during regular business hours.

     (i) In the absence of a written direction to do so received by the Trustee pursuant to Section 6.05 from Holders of a majority in principal amount of the then outstanding Notes and indemnification from such Holders for any costs incurred by the Trustee in acting pursuant to such direction, the Trustee shall be under no duty to inquire into or to determine whether the Issuer has taken any "willful action" under Section 6.02.

Section 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee, or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).


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

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     At the expense of the Issuer, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Notes to any Gaming Regulatory Authority when requested to do so by the Issuer.

     At the express direction of the Issuer and at the Issuer's expense, the Trustee will provide any Gaming Regulatory Authority with:

          (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

          (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Issuer so directs;

          (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

          (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

          (v) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

          (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

     To the extent requested by the Issuer and at the Issuer's expense, the Trustee shall cooperate with any Gaming Regulatory Authority in order to provide such Gaming Regulatory Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.07.  COMPENSATION AND INDEMNITY.

     The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall


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include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuer shall indemnify the Trustee and its directors, officers, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


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     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee becomes a creditor of the Issuer or a Guarantor, this Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

     If any Gaming Regulatory Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Issuer unless the Trustee declines to do so, or, if the Trustee's relationship with either the Issuer may, in the Issuer's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by the Holders of a majority in principal amount of the then outstanding Notes, fails to comply with Section 7.10, such Holders may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.


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Section 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or together with all of its Subsidiaries and parent entities has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

     The Trustee is subject to TIA ss. 31l(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8

                  SATISFACTION AND DISCHARGE; LEGAL DEFEASANCE
                             AND COVENANT DEFEASANCE


Section 8.01.  SATISFACTION AND DISCHARGE.

     This Indenture will be discharged and will cease to be of further effect as to all Notes when:

     (1) either:

     (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or


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     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of any such deposit or shall occur as a result of any such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer is a party or by which it is bound;

     (3) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

     (4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply any deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

     In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the foregoing paragraphs, the Issuer's Obligations in
Article 2 and in Sections 4.01, 4.02, 7.07, 7.08, 8.07 and 8.08 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Issuer's Obligations in Sections 7.07, 8.07 and 8.08 shall survive.

     After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's Obligations under the Notes, the Guarantor's obligations under the Guarantees and this Indenture except for those surviving Obligations specified above.

Section 8.02.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Issuer may, at the option of its Management Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article 8.


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

Section 8.03.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Issuer's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

Section 8.04.  COVENANT DEFEASANCE.

     Upon the Issuer's exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuer, the Guarantors and the Trustee shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19, 4.20, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28 and 5.01 and Article 11
hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof,


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Sections 6.01(c) through 6.01(f) and Sections 6.01 (i) through 6.01 (n) hereof shall not constitute Events of Default.

Section 8.05.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.03 or 8.04 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, in the event that such nationally recognized firm of independent public accountants no longer customarily provides this type of opinion, according to a certificate of an officer of the Issuer), to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.04 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness and entering into of customary documentation in connection therewith, including agreements granting Liens to secure such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article


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


8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and other than breaches, violations or defaults arising solely out of Defaults and Events of Default described in the parenthetical in Section 8.05 (d)) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

     (f) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

     (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, together stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.06. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "TRUSTEE") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-


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callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.07.  REPAYMENT TO ISSUER.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.08.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, and provided that any required governmental approval to ensure the enforceability of the Notes and this Indenture, including that of the NIGC or BIA, is obtained, the Issuer, the Guarantors, if any, the Tribe and the Trustee may amend or supplement this Indenture to:

     (a) cure any ambiguity, defect or inconsistency;

     (b) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) provide for the issuance of Additional Notes;

     (d) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture, the Notes, the Guarantee and the Collateral Documents of any such Holder;

     (e) comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to enter into additional or supplemental Collateral Documents; or

     (g) allow any Subsidiary to execute a supplemental indenture relating to a Guarantee and a Guarantee itself.

     Upon the request of the Issuer accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Issuer and the Guarantors, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

     (a) Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Tribe and the Trustee may amend or supplement this Indenture (including Sections 3.10 and


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


4.10 hereof), the Guarantees, the Notes and the Collateral Documents with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes; provided that without the consent of each Holder affected, an amendment or waiver (with respect to any Notes held by a non-consenting Holder) may not:

     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10, 4.11, 4.12 and 4.17 hereof);

     (iii) reduce the rate of or change the time for payment of interest on any Note;

     (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (v)  make any Note payable in money other than that stated in the Notes;

     (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

     (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10, 4.11, 4.12 and 4.17 hereof);

     (viii) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

     (ix) release all or substantially all of the Collateral from the Lien of this Indenture or the Collateral Documents (except in accordance with the provisions thereof); or

     (x)  make any change in the foregoing amendment and waiver provisions.

     Without the consent of Holders at least 66 2/3% of the aggregate principal amount of Notes then outstanding, no waiver or amendment to this Indenture may make a change in the provisions of Sections 4.10, 4.11, 4.12 and 4.17 hereof or the provisions of this Indenture relating to the Collateral Documents that adversely affects the rights of the Holders of the Notes.

     (b) Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.


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


     (c) Upon the request of the Issuer accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (e) After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective (as determined by the Issuer and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date of the waiver, supplement or amendment becomes effective (as determined by the Issuer and which may be prior to any such amendment, supplement or waiver becoming operative). After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

     The Issuer may, and shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuer notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.


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Section 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Management Board approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   GUARANTEES


Section 10.01. UNCONDITIONAL GUARANTEE.

     Each Guarantor shall unconditionally, jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise and interest on the over-due principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and
(ii) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise.

     Each Guarantor agrees that, as between such Guarantor on the one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee, notwithstanding


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any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of the Guarantee in each case to the extent lawful.

     Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor in each case to the extent lawful. Each Guarantor waives, to the extent lawful, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor, or any Custodian acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Noteholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that, in the event of Default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantee without first proceeding against the Issuer. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Guarantors, to the extent lawful, will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders. The Guarantors will agree to pay, in addition to the amount stated above, any and all out of pocket reasonable expenses (including reasonable counsel fees and expenses) incurred by the Trustee and the Holders in enforcing any rights under the Guarantees with respect to the Guarantors.

Section 10.02. SEVERABILITY.

     In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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Section 10.03. RELEASE OF A GUARANTOR.

     A Guarantor may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be automatically and unconditionally released from its Guarantee upon either of the following:

     (x) any sale, exchange or transfer by the Issuer or any Restricted Subsidiary that is a Guarantor to any Person that is not required to become a Guarantor of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary that is a Guarantor, which sale, exchange or transfer is made in accordance with the provisions of this Indenture; or

     (y) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

provided, in each such case, the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release is authorized and permitted under this Indenture.

Section 10.04. LIMITATION ON AMOUNT GUARANTEED.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 10.05. WAIVER OF SUBROGATION.

     Until payment in full is made on the Notes and all other Obligations of the Issuer to the Holders or the Trustee hereunder and under the Notes, each Guarantor irrevocably waives any claim or other rights it acquires against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount


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shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

Section 10.06. EXECUTION OF GUARANTEE.

     To evidence its Guarantee to the Noteholders set forth in this Article 10, each Guarantor will execute the Guarantee in substantially the form attached to this Indenture as EXHIBIT D, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that the Guarantee set forth in this Article 10 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee. The Guarantee shall be signed on behalf of each Guarantor by one Officer of such Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of such Guarantor.

Section 10.07. WAIVER OF STAY, EXTENSION OR USURY LAWS.

     Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.08. RANKING OF THE GUARANTEE.

     The Guarantee of each Guarantor will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and PARI PASSU in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.


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

                                   ARTICLE 11

                             COVENANTS OF THE TRIBE


Section 11.01. COVENANTS OF THE TRIBE.

     (a) The Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies or instrumentalities, directly or indirectly, except as required by federal or state law, the Compact or the terms of a Compact Dispute Resolution, to do any of the following:

          (1) increase or impose any tax or similar payment obligation on the Issuer or any Restricted Subsidiary or on any patrons of, or any activity at, their properties other than:

               (i) payments which are due under any agreement in effect on the date of this Indenture or payments or any amendments thereto that are not materially adverse to the economic interests of Holders;

               (ii) payments which correspondingly reduce the Restricted
                    Payments otherwise payable to the Tribe;

               (iii) pursuant to the Tribal Tax Code as in effect on the date of this Indenture or any amendments or modifications thereto so long as such amendments and modifications do not increase the rate of such tax or payment obligation; or

               (iv) fees imposed on the Tribe by the NIGC under IGRA which directly relate to the business of the Issuer or the Restricted Subsidiaries;

          (2) amend the Tribal Gaming Ordinance in effect on the date of this Indenture (unless any such amendment is a legitimate effort to ensure that the Issuer and the Restricted Subsidiaries conduct their Gaming operations in a manner that is consistent with applicable laws, rules and regulations or that protects the environment, the public health and safety, or the integrity of the Issuer and the Restricted Subsidiaries) or restrict or eliminate the exclusive right of the Issuer and the Guarantors to conduct Gaming operations on any property owned or controlled by the Tribe, in each case in a manner that would be materially adverse to the economic interests of Holders of Notes;

          (3) take any other action, enter into any agreement, amend its constitution or enact any ordinance, law, rule or regulation that would have a material adverse effect on the economic interests of Holders of Notes;


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          (4)  impose, tax or otherwise make a charge on the Notes, this
               Indenture or any payments or deposits to be made thereunder, including, without limitation, taking any action to engage in the gaming business in New Mexico other than through the Issuer or a Guarantor;

          (5) except pursuant to this Indenture, the Notes, the Guarantees, the Collateral Documents and the other documents entered into in connection therewith, waive its sovereign immunity in any manner that would create recourse to the assets of the Issuer or any of the Restricted Subsidiaries (including any cash thereof), except that the Tribe may do so to the extent it is acting for the account and benefit of the Issuer or any of the Restricted Subsidiaries and so long as such action of the Tribe would not be prohibited by this Indenture if undertaken directly by the Issuer or any of the Restricted Subsidiaries and such action has been approved by the Management Board;

          (6) enact any statute, law, ordinance or rule that would have a material adverse effect on the rights of the Trustee or the Holders of the Notes under this Indenture or the Notes;

          (7) permit or incur any consensual liability of the Tribe (or any other instrumentality, enterprise or subunit of the Tribe) that is a legal obligation of the Issuer or any of the Restricted Subsidiaries, for which the assets of the Issuer or any of the Restricted Subsidiaries may be bound or for which there may be recourse to the assets of the Issuer or any of the Restricted Subsidiaries, other than a liability that the Issuer or the Restricted Subsidiaries are permitted or not prohibited from incurring on their own behalf under this Indenture;

          (8) pursuant to or within the meaning of bankruptcy law, appoint or consent to the appointment of a custodian of the Issuer or a Guarantor for all or substantially all of the assets of the Issuer or a Guarantor;

          (9) enact any bankruptcy law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee or the Holders of the Notes provided for in this Indenture or the Notes or a Guarantee, other than the federal bankruptcy code or a law having provisions substantially similar thereto; or

          (10) exercise any power of eminent domain over the assets of the Issuer or any of the Restricted Subsidiaries (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Trustee or the Holders of the Notes).

     (b) The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Issuer or a Guarantor, the Holders of the Notes shall be entitled to receive payment in full in respect of all


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


principal, premium, interest and other amounts owing in respect of the Notes and the Guarantees before any payment or any distribution to the Tribe.

     (c) If, prior to the Project Completion Date, the Tribe receives proceeds from a grant by the United States federal government in an amount equal to or greater than $10.0 million, it shall contribute not less than $10.0 million of such amount to the Issuer in the form of equity on or before the 30th calendar day following the date of receipt thereof.

     (d) In the event that the Tribe receives any payment from the Issuer or any of the Restricted Subsidiaries at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Issuer, to the Issuer.

Section 11.02. ADDITIONAL COVENANTS OF THE TRIBE.

     Any action taken by the Tribe to comply with federal or state law that would otherwise violate Section 11.01 shall be taken only after prior written notice to the Trustee, accompanied with an Officers' Certificate and Opinion of Counsel that such action is required by federal or state law. To the extent possible under the federal or state law, the Tribe shall give the Trustee at least 30 days prior written notice of any such action (unless the Trustee consents to a shorter period).

                                   ARTICLE 12

                                  MISCELLANEOUS


Section 12.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 12.02. NOTICES.

     Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


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               If to the Issuer or any Guarantor:

               Inn of the Mountain Gods Resort and Casino
               287 Carrizo Canyon Road
               Mescalero, New Mexico  88340
               Attention: Chief Operating Officer
               Telephone: (505) 464-7771
               Telecopy: (505) 464-6599

               With a copy to:

               Law Offices of John D. Wheeler
               P.O. Box 1810
               Alamogordo, New Mexico  88310
               Attention: John Wheeler
               Telephone: (505) 437-5750
               Telecopy: (505) 439-8333

               And a copy to:

               Akin Gump Strauss Hauer & Feld LLP
               2029 Century Park East, Suite 2400,
               Los Angeles, California  90067
               Attention: Frank Reddick, Esq.
               Telephone: (310) 728-3204
               Telecopy: (310) 229-1001

               If to the Tribe:

               Mescalero Apache Tribe
               P.O. Box 227
               Mescalero, New Mexico  88340
               Attention: President
               Telephone: (505) 464-4494
               Telecopy: (505) 464-9191

               With a copy to:

               Law Offices of John D. Wheeler
               P.O. Box 1810
               Alamogordo, New Mexico  88310
               Attention: John Wheeler
               Telephone: (505) 437-5750
               Telecopy: (505) 439-8333


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

               And a copy to:

               Akin Gump Strauss Hauer & Feld LLP
               2029 Century Park East, Suite 2400,
               Los Angeles, California  90067
               Attention: Frank Reddick, Esq.
               Telephone: (310) 728-3204
               Telecopy: (310) 229-1001

               If to the Trustee:

               U.S. Bank National Association
               60 Livingston Avenue
               St. Paul, Minnesota 55107-2292
               Internal mail EP-MN-WS3C
               Telecopier No.: (651) 495-8097
               Attention: Corporate Trust Services

     The Issuer, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).


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Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer shall furnish to the
Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. WAIVER OF SOVEREIGN IMMUNITY; JURISDICTION AND CONSENT TO SERVICE
               OF PROCESS

     None of the Tribe, the Issuer or the Guarantors (each a "TRIBAL PARTY") hereby consent to the entry, enforcement, levy or other execution of any judgment for money or other


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damages against any of their assets, real or personal, other than Collateral, except that each Tribal Party has agreed to expressly and irrevocably waive its sovereign immunity (and any defense based thereon) from unconsented suit, arbitration or other legal proceedings as authorized in this Indenture, any Collateral Document, the Registration Rights Agreement or any other document or agreement entered into in connection therewith (collectively, the "TRANSACTION DOCUMENTS"), PROVIDED that such waiver will be expressly limited to actions against such Tribal Party to (i) interpret or enforce the provisions of the Transaction Documents and (ii) enforce and execute any order, judgment or ruling resulting therefrom against the assets and revenues of such Tribal Party.

     Each of the Issuer, the Guarantors, the Tribe and the Trustee agrees to irrevocably and unconditionally submit, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York, and any appellate court from which any appeals therefrom are available, in any action or proceeding arising out of or relating to any Transaction Document, or for recognition or enforcement of any judgment, and each of the Issuer, the Guarantors, the Tribe and the Trustee irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties to the Transaction Documents have agreed that a final judgment in any such action or proceeding may be enforced by any court of competent jurisdiction.

     Each of the parties to the Transaction Documents agrees to irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Transaction Document in any state court referred to above. Each of the parties to the Transaction Documents agrees to irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Each of the parties to the Transaction Documents agrees to irrevocably consent to service of process in the manner provided for notices in each Transaction Document. Nothing in any Transaction Document will affect the right of any party thereto to serve process in any other manner permitted by law.

     For the purposes of the Transaction Documents, each of the parties thereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Notwithstanding any of the foregoing, nothing in the Transaction Documents will limit the ability of any party to a Transaction Document to move to compel arbitration and/or move to stay or dismiss a lawsuit in favor of arbitration.


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Section 12.08. ARBITRATION

     Notwithstanding the irrevocable submission to the exclusive jurisdiction of the courts of the State of New York by each of the parties to the Transaction Documents, each such party hereby irrevocably and unconditionally agrees that any party to the Transaction Documents may (i) submit any controversy, claim, suit or other action between or among the parties thereto arising out of or relating to the Transaction Documents, or the enforcement of rights thereunder or (ii) remove any such action brought by any other party in any forum other than an arbitration contemplated hereby and submit such action to be determined by binding arbitration. Any such arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association ("AAA"). Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators in accordance with the AAA Commercial Rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy will not constitute a waiver of the right of any party to the Transaction Documents to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. Any arbitration undertaken pursuant to a Transaction Document will take place in the City of New York, County of New York. For the avoidance of doubt, each Tribal Party will expressly and irrevocably agree to waive its sovereign immunity (and any defense based thereon) from unconsented suit, arbitration or other legal proceedings to permit to be brought pursuant to the Transaction Documents.

Section 12.09. AGENT FOR SERVICE

     In connection with its execution and delivery of the Transaction Documents and for the purpose thereof, each of the Issuer, the Guarantors and the Tribe
(i) acknowledges that it has, or agrees that by the date of this Indenture it shall have, by separate written instrument, irrevocably designated and appointed CT Corporation System ("CT") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Transaction Documents and acknowledges that CT has accepted such designation and (ii) agrees that service of process upon CT and written notices of said service to such party in accordance with the terms of the applicable Transaction Document shall be deemed effective service of process upon such party in any such suit or proceeding. As expressly contemplated by the preceding sentence, each of the Issuer, the Guarantors and the Tribe will further agree to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as any of the Obligations under this Indenture, the Notes or the Guarantees shall be outstanding; PROVIDED, HOWEVER, that such Tribal Party may, by written notice to the Trustee, designate such additional or alternative agent for service of process under the Transaction Documents (other than the Registration Rights Agreement in which such notice shall be given to each party thereto) that (i) maintains an office located in the City of New York, County of New York in the State of New York and
(ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such


                                      108
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written notice shall identify the name of such agent for process and the address of the office of such agent for process in the City of New York, County of New York, State of New York.

     Nothing in any Transaction Document shall affect the right of any party thereto to serve legal process upon the Issuer, a Guarantor or the Tribe in any other manner permitted by law.

Section 12.10. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               OWNERS.

     No director, officer, officeholder, employee, agent, representative or member of the Issuer, a Guarantor or the Tribe or holder of an Ownership Interest of the Issuer, as such, shall have any liability for any obligations of the Issuer, a Guarantor or the Tribe under the Notes, this Indenture, any Guarantee or any Collateral Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 12.11. GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13. SUCCESSORS.

     All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.

Section 12.14. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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Section 12.15. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.16. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]



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



                                   SIGNATURES:

Dated as of November 3, 2003

                         INN OF THE MOUNTAIN GODS RESORT AND CASINO
                         CASINO APACHE
                         INN OF THE MOUNTAIN GODS
                         CASINO APACHE TRAVEL CENTER
                         SKI APACHE


                               By:  /s/ Michael French
                               -------------------------------------
                                    Name:   Michael French
                                    Title:  Chief Operating Officer


                               U.S. BANK NATIONAL ASSOCIATION



                               By:  /s/ Frank P. Leslie III
                               -------------------------------------
                                    Name:   Frank P. Leslie III
                                    Title:  Vice President


                               THE APACHE TRIBE OF THE MESCALERO RESERVATION



                               By:  /s/ Sara Misquez
                               -------------------------------------
                                    Name:   Sara Misquez
                                    Title:  President



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